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                                                                    EXHIBIT 99.1

                             CONVERGENCE CORPORATION
                                STOCK OPTION PLAN

                               ARTICLE 1 - PURPOSE

        This Stock Option Plan (the "Plan") is intended to provide incentives to employees of Convergence Corporation (the "Company") and its present and future subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) by providing them with opportunities to purchase stock in the Company pursuant to the exercise of options. Options granted under the Plan may be either "incentive stock options" complying with, and subject to, the terms and conditions of Section 422 of the Code, or may be non-statutory stock options, as may be designated at the time of grant.

                     ARTICLE 2 - ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board of Directors (the "Board") of the Company or by the Stock Option Committee (the "Committee") of the Board of Directors of the Company. The word "Board" wherever used herein shall be deemed to mean "Board or Committee," unless otherwise expressly provided. Acts by a majority of the Board at a meeting, or acts approved in writing by all the members of the Board, shall be the valid acts of the Board. Subject to the terms of the Plan, and subject to such overall policies with respect thereto established from time to time by the Board, the Board shall have authority to determine the time or times at which options shall be granted, the persons to whom options shall be granted, the number of shares covered by each option, the price per share specified in each option, the time or times when each option shall become exercisable and the duration of the exercise period or periods, and all other terms and provisions of each option and each instrument by which each option shall be evidenced.

        All determinations and interpretations made by the Board with respect to the Plan and each option granted thereunder shall be binding and conclusive on all interested parties unless otherwise determined by the Board. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may determine in its sole discretion. No member of the Board shall be liable with respect to any action or determination made in good faith regarding the Plan or any option granted under it.

                          ARTICLE 3 - ELIGIBLE PERSONS

        Options may be granted to such officers and other employees of the Company or its subsidiaries (as defined in Section 424(f) of the Code) as may from time to time be determined by the Board. The granting of any option to a person shall neither entitle such person to, nor disqualify him from, participation in any other grant of options pursuant to this Plan or any other plan. Directors of the Company or its subsidiaries, whether or not they are officers or employees of the Company, shall also be eligible to receive options under the Plan. In addition, options may be granted to consultants to the Company.

                                ARTICLE 4 - STOCK

        The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued shares of common stock or shares of common stock reacquired by the Company, including shares purchased in the open market ("Common Stock"). The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is two hundred thousand (200,000), subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in

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part, the unpurchased shares subject thereto, to the extent the option ceases to be exercisable, shall again be available under the Plan.

        If at the time of exercise of an option granted hereunder, substantially all of the Company's issued and outstanding shares of common stock are subject to stock restriction or shareholder agreements requiring that shares of common stock first be offered to the Company or first be offered to other shareholders of common stock prior to sale, then the issuance of stock upon exercise of an option granted shall be conditioned on the execution of a stock restriction or shareholder agreement, in the then current form, by the holder of the option.

                          ARTICLE 5 - GRANT OF OPTIONS

        Options may be granted to eligible persons in such number and at such times during the term of the Plan as the Board shall determine; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by the recipient during any calendar year shall not exceed $100,000.

                      ARTICLE 6 - MINIMUM PRICE OF OPTIONS

        In the case of an incentive stock option, the price per share shall not be less than 100% (110% in the case of a 10% shareholder as defined in Sections 422(b)(6), 424(d) and related sections of the Code) of the fair market value per share of Common Stock on the date the option is granted. Fair market value shall be determined by the Board in accordance with applicable income tax regulations. In the case of a non-tax qualified stock option, the price per share shall be as determined by the Board and may be less than, equal to, or greater than the fair market value per share of Common Stock on the date the option is granted.

                         ARTICLE 7 - DURATION OF OPTIONS

        Subject to earlier termination as provided in Articles 9 and 10, each option shall expire on the date specified by the Board, but not more than ten years from its date of grant. The Board may extend the term of any previously granted option provided that such option, as extended, expires not more than ten years from its original date of grant as provided above. However, in the case of an incentive stock option granted to a 10% stockholder as defined in Sections 422(b)(6), 424(d) and related sections of the Code, the term of the option shall be no more than five (5) years from the date of grant.

                 ARTICLE 8 - RESTRICTIONS ON EXERCISE OF OPTIONS

        Subject to the provisions of Articles 5 and 9 through 12, each option granted under the Plan shall be exercisable as follows:

        A. The option shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board may determine, which installments may be cumulative or noncumulative as the Board may determine.

        B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Board.

        C. Each option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

        D. The Board shall have the right to accelerate the date of exercise of any installment for any reason.

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              ARTICLE 9 - TERMINATION OF RELATIONSHIP WITH COMPANY

        If an optionee ceases to be an employee, director or consultant of the Company or any subsidiary, for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), or termination for cause, the options held by the optionee may be exercised to the extent they were exercisable on the date the optionee ceased to be an employee, director or consultant of the Company or any subsidiary; but no further installments of such options will become exercisable, and each such option shall terminate on the date one month following the date the optionee ceased to be an employee, director or consultant of the Company (but not later than the expiration date specified in the option). The foregoing one-month period following the date the optionee ceases to be an employee, director or consultant of the Company may be extended by an additional period of no longer than two months by the Board in its sole discretion.

        If an optionee is terminated as an employee, director or consultant of the Company for cause, all his options shall terminate immediately and be of no further force or effect. Whether authorized leaves of absence or absence on military or governmental service constitute termination for the purposes of the Plan shall be conclusively determined by the Board.

        Nothing in the Plan or in any option granted hereunder shall be deemed to give any optionee the right to continue in the employ of the Company or any of its subsidiaries or shall be deemed to interfere in any way with the right of the Company to terminate any optionee's employment at any time for any reason. Options granted under the Plan shall not be affected by any change of employment among the Company and its subsidiaries so long as the optionee continues to be an employee of the Company or one of its subsidiaries (as defined in Section 424(f) of the Code).

                         ARTICLE 10 - DISABILITY; DEATH

        If an optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), his options may be exercised to the extent they were exercisable on the date he ceased to an employee, director or consultant of the Company or any subsidiary; but no further installments of such options will become exercisable, and each such option shall terminate on the date one year following the date the optionee ceased to be an employee, director or consultant of the Company (but not later than its specified expiration date).

        If an optionee dies while an employee, director or consultant of the Company or during the one month (or extended) period referred to in Article 9 or the one year period referred to above in this Article 10, his options may be exercised to the extent they were exercisable on the date of his death (or the date the optionee ceased to be an employee, director or consultant, whichever first occurred), by his estate, or duly appointed representative, or beneficiary who acquires the options by will or by the laws of descent and distribution, but no further installments of such options will become exercisable; and each such option shall terminate on the date one year following the date of the optionee's death (but not later than its specified expiration date).

                           ARTICLE 11 - ASSIGNABILITY

        No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each option shall be exercisable only by him.

                  ARTICLE 12 - TERMS AND CONDITIONS OF OPTIONS

        Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles 6 through 11 and may contain such other provisions not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan, as the Board deems advisable. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the

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Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, nor unless and until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with applicable securities laws, including the Securities Acts of 1933 and 1934. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in such regard.

                            ARTICLE 13 - ADJUSTMENTS

        Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

        A. in the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled to purchase, subject to the terms and conditions herein stated and to the terms and conditions of each individual option, such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange;

        B. notwithstanding any other provision of the Plan, in the event of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, then if the Board so determines, all outstanding options shall terminate, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (1) make all outstanding options exercisable immediately prior to consummation of such merger, consolidation or sale of assets or (2) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or affiliate of that corporation grant to optionees replacement awards, which awards in the case of incentive stock options shall satisfy, in the discretion of the Board, the requirements of Section 424(a) of the Code; and

        C. in the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

        Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are reserved for issuance pursuant to the Plan or are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraph A and C above.

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        The Board (but not the Committee) shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive and binding on all interested parties.

        Each person who receives an incentive stock option agrees to notify the Board in writing immediately after he makes a disqualifying disposition of any shares received pursuant to the exercise of the option. The phrase "disqualifying disposition" means any disposition (including any sale) of shares before the later of (a) two years after the optionee was granted the option under which the optionee acquired such shares, or (b) one year after the participant acquired the shares by exercising the option.

                        ARTICLE 14 - EXERCISE OF OPTIONS

        An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by full payment of the purchase price therefor in United States Dollars, in cash or by certified or bank check. Unless the Board otherwise determines, no adjustment shall be made for dividends or similar rights for which the record date occurs after the exercise of the option but prior to the date such stock certified is issued. In no case may a fraction of a share be purchased or issued under the Plan.

                     ARTICLE 15 - TERMINATION AND AMENDMENTS

        The Plan shall expire on January 15, 2007 (except as to options outstanding on that date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan but such options shall be granted subject to, and may not be exercised until after, such approval. The Board (but not the Committee) may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Article 13); (b) the provisions of Article 3, regarding eligibility, may not be modified; (c) the provisions of Article 6, regarding the exercise price at which shares may be offered pursuant to options, may not be modified (except by adjustment pursuant to Article 13); and (d) the expiration date of the Plan may not be extended. No action of the Board or stockholders, however, may, without the consent of an optionee, substantially impair his rights under any option previously granted to him; and no amendment may cause any incentive stock options previously granted or to be granted under the Plan to cease to qualify as incentive stock options in accordance with the terms and conditions of the Plan.

                       ARTICLE 16 - INCOME TAX WITHHOLDING

        Federal, state or local law may require the withholding of taxes applicable to compensation income resulting from the exercise of an option. The Board may, in its discretion and subject to such rules as it may adopt, permit an optionee to pay all or a portion of the federal, state or local withholding taxes arising in connection with the exercise of an option by electing or (i) have the Company withhold shares of Common Stock or (ii) deliver to the Company other previously owned shares of Common Stock. The fair market value of the shares of Common Stock retained by or delivered to the Company under any of the foregoing elections shall be determined as of the date of exercise of the option.

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                      ARTICLE 17 - GOVERNMENTAL REGULATION

        The Plan and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of the Company's Common Stock under such options, shall be subject to all applicable laws (including tax laws), rules and regulations. A true copy.

                                       By:

                                       John W. Avery
                                       Secretary